Exhibit 23.1


              [letterhead of Turner, Jones & Associates, P.C.]

                      CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of WasteMasters, Inc. of our report, dated on or about April 8, 1998, and amended July 31, 1998, relating to the financial statements of WasteMasters, Inc. for the year ended December 31, 1997, included in the Form 10-KSB of WasteMasters, Inc. for the fiscal year ended December 31, 1997

                      /s/ Turner, Jones & Associates, p.c.
                          Turner, Jones & Associates, p.c.

                          February 22, 1999